Exhibit 99.2

Veeco Q2 2007 Financial Highlights and Outlook July 27, 2007

Safe Harbor Statement     To the extent that this presentation discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risk factors discussed in the Business Description and Management's Discussion and Analysis sections of Veeco's Annual Report on Form 10-K for the year ended December 31, 2006 and subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K. Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements. In addition, this presentation may review non-GAAP financial measures. For GAAP reconciliation, please refer to the reconciliation section in this presentation as well as Veeco’s financial press releases and 10K and 10Q filings available on www.veeco.com.

Q2 2007 Highlights Revenues were $98.8M, flat sequentially and down 12% versus 2006 revenues Bookings were $112.5M, in line with guidance, and up 6% sequentially but down 21% versus prior year Net loss was $2.6M, ($0.08) per share (GAAP) Veeco’s revenues were below guidance due primarily to the field acceptance delay of a new data storage PVD system and end of the quarter data storage customer factory shut-downs. Q2 ’07 Highlights Q2 ‘07 Financial Highlights $0.27 $0.15 $0.18 $0.05 EPS* (non-GAAP) $15.3 $8.5 $9.6 $2.8 EBITA* $7.2 $0.7 $5.6 ($1.0) Op. Income (Loss) $205.6 $197.9 $111.6 $98.8 Sales $269.9 $218.4 $143.2 $112.5 Bookings 1H'06 1H'07 Q2'06 Q2‘07 ($M except EPS)

Q2 Overview Q2 Revenue $98.8 million Below guidance of $100-105 million Reflects weak market conditions in Semiconductor Sluggish recovery in Data Storage (although orders improve) Continued growth in HB-LED/Wireless Q2 Orders $112.5 million Up 6% sequentially, down 21% prior year Reflects continued strength in HB-LED Stabilization of Data Storage orders Incremental improvement in Scientific Research Industry Weak Semiconductor market Q2 EBITA $2.8 million versus $9.6 million last year Impacted by trough revenue, weak Metrology results. Q2 EPS (non-GAAP) $0.05 vs. $0.18 per share last year, below guidance of $0.07 to $0.10

Veeco Has Diverse Multi-ProductMulti-MarketWorldwide Exposure Revenue by Product Equipment down 11% Metrology down 12% Revenue by Market HB-LED/Wireless up 40% Scientific Research up 12% Data Storage down 41% Revenue by Region Europe up 28% Veeco benefits from product, market and geographic diversity Q207 REVENUE $99M down 12% VS Q206 Equipment 61% Rev $60.0M GM 41.7% Metrology 39% Rev 38.8M GM 44.4% HB-LED /Wireless 26% Scientific Research 31% Data Storage 32% Semiconductor 11% Europe 21% North America 32% Asia Pacific/ROW 36% Japan 11%

Veeco Has Diverse Multi-ProductMulti-MarketWorldwide Exposure Orders by Product Equipment down 18% Metrology down 29% Orders by Market Scientific Research up 16% HB-LED/Wireless up 26% Semiconductor down 58% Data Storage down 42% Orders by Region Europe growth 129% Veeco benefits from product, market and geographic diversity Q207 ORDERS $112M; down 21% VS Q2 06 Equipment 69% Orders $77.7M Metrology 31% Orders $34.8 HB-LED /Wireless 31% Scientific Research 25% Data Storage 37% Semiconductor 7% Europe 20% North America 35% Asia Pacific/ROW 30% Japan 15%

Strong Veeco Balance Sheet December 31, 2006 June 30, 2007 (in millions) $281.8 $282.4 Shareholder’s Equity 209.2 152.0 Long-Term Debt 589.6 527.3 Total Asset 73.5 72.1 Fixed Assets 248.1 199.5 Working Capital $147.0 $108.1 Cash and Investments Net positive impact of recent repurchase and exchange: Reduced outstanding debt by 27% Extends terms of new notes to 2012 Only $25.2M of Old Notes mature in 2008 Continent Conversion and Net Share Settlement Features of New Notes allow more flexibility and minimize potential dilutionVeeco’s intent to repay in cash from operationsnet beneficial to all parties – debt holders, equity shareholders and to Veeco

Q3 Outlook/Guidance Q3 Revenues $92-$97 million – Loss per share ($0.09) – ($0.05) on a non-GAAP basis (excluding amortization of $1.9m, $0.05 restructuring charge and using 35% tax rate) Q3 Decline in profitability primarily due to: New Data Storage products at introductory pricing Low metrology revenues Q3 Bookings $100–115 million – historically a seasonally soft quarter for Veeco Compared to first half of 2007 revenue of $197.9 million, 2nd half revenue will improve to $200–$220 million Full year 2007 revenue $400-$420 million, down 5 - 10% vs. ’06 Strong pipeline of new products set the stage for improved 2008

Q2 GAAP Reconciliation

Veeco Instruments Inc. and Subsidiaries
Reconciliation of operating (loss) income to earnings excluding certain items
(In thousands, except per share data)
(Unaudited)

	Three months ended June 30, 2007	Three months ended June 30, 2006	Six months ended June 30, 2007	Six months ended June 30, 2006
Operating (loss) income	($1,010)	$5,607	$728	$7,246
Adjustments:				
Amortization expense	2,368	3,989	6,277	8,004
Restructuring expense	1,445 (1)	-	1,445 (1)	-
Earnings before interest, income taxes and amortization excluding certain items ("EBITA")	2,803	9,596	8,450	15,250
Interest expense, net	772	1,149	1,591	2,527
Gain on extinguishment of debt	-	-	(738) (2)	(330) (3)
Adjustment to exclude gain on extinguishment of debt	-	-	738	330
Earnings excluding certain items before income taxes	2,031	8,447	6,859	12,723
Income tax provision at 35%	711	2,956	2,401	4,453
Noncontrolling interest, net of income tax provision at 35%	(149)	-	(233)	-
Earnings excluding certain items	$1,469	$5,491	$4,691	$8,270
Earnings excluding certain items per diluted share	$0.05	$0.18	$0.15	$0.27
Diluted weighted average shares outstanding	31,263	31,254	31,278	30,946

(1) During the second quarter of 2007, the Company incurred $1.4 million in expenses for personnel severance costs associated with its restructuring plan.

(2) During the first quarter of 2007, the Company repurchased $56.0 million aggregate principal amount of its 4.125% convertible subordinated notes. As a result of these repurchases, the amount of convertible subordinated notes outstanding was reduced to $144.0 million, and the Company recorded a gain from the extinguishment of debt in the amount of $0.7 million.

(3) During the first quarter of 2006, the Company repurchased $20.0 million aggregate principal amount of its 4.125% convertible subordinated notes. As a result of this repurchase, the amount of convertible subordinated notes outstanding was reduced to $200.0 million, and the Company recorded a gain from the extinguishment of debt in the amount of $0.3 million.

NOTE - The above reconciliation is intended to present Veeco's operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information.

Veeco

Q307 Guidance Reconciliation Table High End Low End 1,900 500 1,900 500 Amortization expense Restructuring Expense (1,400) (3,700) Earnings before interest, income taxes and amortization, excluding certain items (“EBITA”) 1,000 1,000 Interest expense, net (2,400) (4,700) Earnings excluding certain items before income taxes 840 130 1,645 130 Income tax benefit at 35% Non-Controlling Interest, Net of Income Tax Provision at 35% $(2,925) $(1,430) Earnings excluding certain items $(0.09) $(0.05) Earnings excluding certain items per diluted share 31,750 31,750 Diluted weighted average shares outstanding NOTE: The forecasted income tax expenses for the three months ending September 30, 2007 high end and low end guidance is $1.0 million. NOTE: The above reconciliation is intended to present Veeco’s operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information. $(3,800) $(6,100) Operating (loss) Guidance for three months ended September 30, 2007 (in thousands)